UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2010

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

CONSOL Energy Inc. (“CONSOL Energy”) and certain of its subsidiaries, including Consolidation Coal Company (“CCC”), Island Creek Coal Company (“ICCC”) and CNX Gas Company LLC (“CNX Gas”) (collectively, “CONSOL Energy”), have entered into a Settlement Agreement dated May 31, 2010 with Yukon Pocahontas Coal Company, Buchanan Coal Company and Sayers-Pocahontas Coal Company (the “Yukon Parties”) to resolve litigation pending in the Circuit Court of Buchanan County, Virginia, and all related legal and environmental proceedings, including several arbitration proceedings. The lawsuit related to CCC’s deposit of untreated water from its Buchanan Mine into the void spaces of nearby mines of ICCC. The Yukon Parties were seeking to stop CCC from depositing any additional water in these areas, to require CCC to remove the water that is stored there along with any remaining impurities, to recover over $3.25 billion for alleged damages to the coal and gas estates and punitive damages in the amount of $350,000. The Yukon Parties also asserted damage claims of $150 million against CONSOL Energy, CNX Gas and ICCC.

Under the Settlement Agreement, CONSOL Energy will pay the Yukon Parties (i) $25 million in damages associated with the litigation; (ii) $30 million to purchase certain of the Yukon Parties’ coal interests in the Pocahontas No. 3 coal seam, and rights appurtenant thereto, near the Buchanan Mine, believed to include approximately 21.6 million net tons; and (iii) $20 million in advance royalties on the remaining Pocahontas No. 3 coal owned by the Yukon Parties and leased to ICCC and which CCC intends to mine as part of the Buchanan Mine in the future, provided, that this payment will be recoupable against future royalties only after $20 million in future production royalties has been paid to the Yukon Parties on the production of such coal.

The Settlement Agreement includes a release by the Yukon Parties of all claims against CONSOL Energy arising out of the deposit of water in the mine voids at issue in the litigation and other customary terms. The Settlement Agreement also requires the Yukon Parties to withdraw their pending objection’s to CCC’s permit to discharge water from the Buchanan Mine into the Levisa River.

The settlement is expected to close by June 10, 2010.

CONSOL Energy must perform an evaluation of the coal interests being acquired and the advance royalty being paid before it can determine definitively the income statement impact of the settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/S/ STEPHEN W. JOHNSON
Stephen W. Johnson
Senior Vice President & General Counsel

Dated: June 1, 2010